Exhibit 3.10

REGULATIONS

OF

HORIZON PERSONAL COMMUNICATIONS, INC.

MEETING OF SHAREHOLDERS

Section 1. Annual Meeting.

The annual meeting of shareholders of the Corporation shall be held at such time and on such business day as the directors may determine each year. The annual meeting shall be held at the principal office of the Corporation or at such other place within or without the State of Ohio as the directors may determine. The directors shall be elected thereat and such other business transacted as may be specified in the notice of the meeting.

Section 2. Special Meetings.

Special meetings of the shareholders may be called at any time by the President, a Vice President or by a majority of the directors acting with or without a meeting, or by shareholders holding 25% or more of the outstanding shares entitled to vote thereat. Such meetings may be held within or without the State of Ohio at such time and place as may be specified in the notice thereof.

Section 3. Notice of Meetings.

Written notice of every annual or special meeting of the shareholders stating the time, place and purposes thereof shall be given to each shareholder entitled to vote thereat and to each shareholder entitled to notice as provided by law, in person or by mailing the same to his last address appearing on the records of the Corporation at least seven days before the meeting. Any shareholder may waive notice of any meeting, and, by attendance at any meeting without protesting the lack of proper notice, shall be deemed to have waived notice thereof.

Section 4. Persons Becoming Entitled by Operation of Law or Transfer.

Every person who, by operation of law, transfer or any other means whatsoever, shall become entitled to any shares, shall be bound by every notice in respect of such share or shares which previously to the entering of his name and address on the records of the Corporation shall have been duly given to the person from whom he derives his title to such shares.

Section 5. Quorum and Adjournments.

Except as may be otherwise required by law or by the Articles of Incorporation, the holders of shares entitling them to exercise a majority of the voting power of the Corporation shall constitute a quorum; provided that any meeting duly called, whether a quorum is present or otherwise may, by vote of the holders of a majority of the voting shares represented thereat, adjourn from time to time, in which case no further notice of the adjourned meeting need be given.

DIRECTORS

Section 6. Number.

The number of directors shall not be less than three unless the number of shareholders shall be less than three, in which case the number of directors shall not be less than the number of shareholders. The number of directors may be determined by the vote of the holders of a majority of the shares entitled to vote thereon at any annual meeting or special meeting called for the purpose of electing directors, and when so fixed, such number shall continue to be the authorized number of directors until changed by the shareholders by vote as aforesaid.

Section 7. Election of Directors.

At each meeting of the shareholders for the election of directors, the persons receiving the greatest number of votes shall be the directors. Such election shall be by ballot whenever requested by any person entitled to vote at such meeting; but unless so requested, such election may be conducted in any way approved at such meeting.

Section 8. Term of Office.

Directors shall hold office until the annual meeting of the shareholders next following their election and until their respective successors are elected, or until their earlier resignation, death or removal from office.

Section 9. Vacancies.

Whenever any vacancy shall occur among the directors, the remaining directors shall constitute the directors of the Corporation until such vacancy is filled or until the number of directors is changed as in Section 6 hereof. Except in cases where a director is removed as provided by law and his successor is elected by the shareholders, the remaining directors may, by a vote of a majority of their number, fill any vacancy for the unexpired term.

Section 10. Quorum and Adjournments.

A majority of the directors in office at the time shall constitute a quorum, provided that any meeting duly called, whether a quorum is present or otherwise, may, by vote of a majority of the directors present, adjourn from time to time and place to place within or without the State of Ohio, in which case no further notice of the adjourned meeting need be given. At any meeting at which a quorum is present, all questions and business shall be determined by the affirmative vote of not less than a majority of the directors present, except as is otherwise authorized by Section 1701.60(A)(1) of the Ohio Revised Code.

Section 11. Organization Meeting.

Immediately after each annual meeting of the shareholders at which directors are elected, or each special meeting held in lieu thereof, the newly elected directors, if a quorum thereof is present, shall hold an organization meeting at the same place or at such other time and place as may be fixed by the shareholders at such meeting, for the purpose of electing officers and transacting any other business. Notice of such meeting need not be given. If for any reason such organization meeting is not held at such time, a special meeting for such purpose shall be held as soon thereafter as practicable.

Section 12. Regular Meetings.

Regular meetings of the directors may be held at such times and places within or without the State of Ohio as may be provided for in resolutions adopted by the directors and upon such notice, if any, as shall be so provided for.

Section 13. Special Meetings.

Special meetings of the directors may be held at any time within or without the State of Ohio upon call by the President, the Chief Executive Officer or by any two directors.  Notice of each such meeting shall be given to each director by letter or telegram or in person not less than forty-eight (48) hours prior to such meeting.  Any director may waive notice of any meeting, and, by attendance at any meeting without protesting the lack of proper notice, shall be deemed to have waived notice thereof.  Unless otherwise limited in the notice thereof, any business may be transacted at any organization, regular or special meeting.

Section 14. Compensation.

The directors are authorized to fix a reasonable salary for directors or a reasonable fee for attendance at any meeting of the directors, the Executive Committee or other committees elected under Section 18 hereof, or any combination of salary and attendance fee.  In addition to such compensation provided for directors, they shall be reimbursed for any expenses incurred by them in traveling to and from such meetings.

EXECUTIVE COMMITTEE AND OTHER COMMITTEES

Section 15. Membership and Organization.

(a)                                  The directors, at any time, may elect from their number an Executive Committee which shall consist of not less than three members, each of whom shall hold office at the pleasure of the directors and may be removed at any time, with or without cause, by vote thereof.

(b)                                 Vacancies occurring in the Committee may be filled by the directors.

(c)                                  The Committee shall appoint one of its own members as Chairman who shall preside at all meetings and may also appoint a Secretary (who need not be a member of the Committee) who shall keep its records and hold office at the pleasure of the Committee.

Section 16. Meetings.

(a)                                  Regular meetings of the Committee may be held without notice of the time, place or objects and shall be held at such times and places within or without the State of Ohio as the Committee may from time to time determine.

(b)                                 Special meetings may be held upon notice of the time, place and objects thereof at any place within or without the State of Ohio and until otherwise ordered by the Committee shall be held at any time and place at the call of the Chairman or any two members of the Committee.

(c)                                  A majority of the members of the Committee shall be necessary for the transaction of any business and at any regular or special meeting the Committee may exercise any or all of its powers and any business which shall come before any regular or special meeting may be transacted thereat, provided a majority of the Committee is present, but in every case the affirmative vote of a majority of all of the members of the Committee shall be necessary to any action by it taken.

(d)                                 Any authorized action by the Committee may be taken without a meeting in a writing signed by all the members of the Committee.

Section 17. Powers.

Except as its powers, duties and functions may be limited or prescribed by the directors, during the intervals between the meetings of the directors, the Committee shall possess and may exercise all the powers of the directors provided that the Committee shall not be empowered to declare dividends, elect or remove officers, or to fill vacancies among the directors or Executive Committee.  All actions of the Committee shall be reported to the directors at their meeting next succeeding such action and shall be subject to revision or alteration by the directors, provided that no rights of any third person shall be affected thereby.

Section 18. Other Committees.

The directors may elect other committees from among the directors in addition to or in lieu of an Executive Committee and give to them any of the powers which under the foregoing provisions could be vested in an Executive Committee. Sections 15 and 16 shall be applicable to such other committees.

OFFICERS

Section 19. Officers Designated.

The directors, at their organization meeting or at a special meeting held in lieu thereof, shall elect a President, a Secretary, a Treasurer and, in their discretion, a Chairman of the Board, one or more Vice Presidents, a General Manager, an Assistant Secretary or Secretaries, an Assistant Treasurer or Treasurers and such other officers as the directors may see fit. The President and the Chairman of the Board shall be, and the other officers may, but need not be, chosen from among the directors. Any two or more of such offices other than that of President and Vice President, Secretary and Assistant Secretary or Treasurer and Assistant Treasurer, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity.

Section 20. Tenure of Office.

The officers of the Corporation shall hold office until the next organization meeting of the directors and until their successors are chosen and qualify, except in case of resignation, death or removal. The directors may remove any officer at any time with or without cause by a majority vote of the directors in office at the time. A vacancy, however created, in any office may be filled by election by the directors.

Section 21. Chairman of the Board.

The Chairman of the Board, if any, shall preside at meetings of the directors and shall have such other powers and duties as may be prescribed by the directors.

Section 22. President.

The President shall preside at all meetings of the shareholders, and in the absence of the Chairman of the Board shall also preside at meetings of the directors. The President shall be the Chief Executive Officer of the Corporation unless otherwise determined by the directors, and shall have general supervision over its property, business and affairs, and perform all the duties usually incident to such office, subject to the directions of the directors.  Unless otherwise determined by the directors, he shall have authority to represent the Corporation at meetings of the shareholders of other corporations in which the Corporation holds shares, and to execute on behalf of the Corporation discretionary or restricted proxies. He may execute all authorized deeds, mortgages, bonds, contracts and other obligations in the name of the Corporation, and shall have such other powers and duties as may be prescribed by the directors.

Section 23. Vice Presidents.

The Vice Presidents shall have such powers and duties as may be prescribed by the directors or as may be delegated by the President or the Chief Executive Officer. In case of the absence or disability of the President or when circumstances prevent the President from acting, the Vice Presidents, in the order designated by the directors, shall perform the duties of the President, and in such case, the power of the Vice Presidents to execute all authorized deeds, mortgages, bonds, contracts and other obligations in the name of the Corporation, shall be coordinate with like powers of the President. In case the President and such Vice Presidents are absent or unable to perform their duties, the directors may appoint a President pro tempore.

Section 24. General Manager.

The General manager, if any, shall have such powers and duties as may be prescribed by the directors.

Section 25. Secretary.

The Secretary shall attend and keep the minutes of all meetings of the shareholders and of the directors. He shall keep such books as may be required by the directors, shall give all notices of meetings of shareholders and directors, provided, however, that any persons calling such meetings may, at their option, give such notice. He shall have such other powers and duties as may be prescribed by the directors.

Section 26. Treasurer.

The Treasurer shall receive and have in charge all money, bills, notes, bonds, stocks in other corporations and similar property belonging to the Corporation and shall do with the same as shall be ordered by the directors. He shall keep accurate financial accounts and hold the same open for inspection and examination of the directors. On the expiration of his term of office, he shall turn over to his successor or the directors all property, books, papers and money of the Corporation in his hands. He shall have such other powers and duties as may be prescribed by the directors.

Section 27. Other Officers.

The Assistant Secretaries, Assistant Treasurers, if any, and the other officers, if any, shall have such powers and duties as the directors may prescribe.

Section 28. Delegation of Duties.

The directors are authorized to delegate the duties of any officers to any other officer and generally to control the actions of the officers and to require the performance of duties in addition to those mentioned herein.

Section 29. Compensation.

The directors are authorized to determine or to provide the method of determining the compensation of all officers.

Section 30. Bond.

Any officer or employee, if required by the directors, shall give bond in such sum and with such security as the directors may require for the faithful performance of his duties.

Section 31. Signing Checks and Other Instruments.

The directors are authorized to determine or provide the method of determining how checks, notes, bills of exchange and similar instruments shall be signed, countersigned or endorsed.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 32. Indemnification.

(a)                                  The Corporation shall indemnify any director or officer or any former director or officer of the Corporation or any person who is or has served at the request of the Corporation as a director, officer or trustee of another corporation, joint venture, trust or other enterprise against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the Corporation, to which he was, is or is threatened to be made a party by reason of the fact that he is or was such director, officer or trustee, provided it is determined in the manner set forth in paragraph (c) of this section that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and that, with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful.

(b)                                 In the case of any threatened, pending or completed action or suit by or in the right of the Corporation, the Corporation shall indemnify each person indicated in paragraph (a) of this section against expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense or settlement thereof, provided it is determined in the manner set forth in paragraph (c) of this section that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the court of common pleas or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper.

(c)                                  The determinations referred to in paragraphs (a) and (b) of this section shall be made (1) by a majority vote of a quorum consisting of directors of the Corporation who were not and are not parties to or threatened with any such action, suit or proceeding. (2) if such a quorum is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney or a firm having associated with it an attorney who has been retained by or who has performed services for the Corporation or any person to be indemnified within the past five years, (3) by the shareholders or (4) by the court of common pleas or the court in which such action, suit or proceeding was brought.

(d)                                 Expenses, including attorneys’ fees, incurred by a director in defending any action, suit or proceeding referred to in paragraphs (a) and (b) of this section, shall be paid by the Corporation as they are incurred, in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director in which he agrees to do both of the following: (i) repay such amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the Corporation or undertaken with reckless disregard for the best interests of the Corporation; (ii) reasonably cooperate with the Corporation concerning the action, suit or proceeding.

(e)                                  Expenses, including attorneys’ fees, incurred by a director, officer or trustee in defending any action, suit or proceeding referred to in paragraphs (a) and (b) of this section may be paid by the Corporation as they are incurred, in advance of the final disposition of such action, suit or proceeding as authorized by the directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer or trustee to repay such amount, if it ultimately is determined that he is not entitled to be indemnified by the Corporation.

(f)                                    The indemnification provided by this section shall not be deemed exclusive (1) of any other rights to which those seeking indemnification may be entitled under the articles, the regulations, any agreement, any insurance purchased by the Corporation, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office or (2) of the power of the Corporation to indemnify any person who is or was an employee or agent of the Corporation or of another corporation, joint venture, trust or other enterprise which he is serving or has served at the request of the Corporation, to the same extent and in the same situations and subject to the same determinations as are hereinabove set forth with respect to a director, officer or trustee. As used in this paragraph (e), references to the “Corporation” include all constituent corporations in a consolidation or merger in which the Corporation or a predecessor to the Corporation by consolidation or merger was involved. The indemnification provided by this section shall continue as to a person who has ceased to be a director, officer or trustee and shall inure to the benefit of the heirs, executors and administrators of such person.

PROVISIONS IN ARTICLES OF INCORPORATION

Section 33.

These Regulations are at all times subject to the provisions of the Articles of Incorporation of the Corporation (including in such term whenever used in these Regulations, amendments thereto).

RESTRICTIONS ON TRANSFER OF SHARES

Section 34.

(a)                                  The Corporation reserves the right to refuse to transfer any shares on its records unless and until it receives a satisfactory opinion letter from an attorney for the transferee of such shares that such transfer will not violate the Securities Act of 1933, as amended, or the Regulations thereunder, the Ohio Securities Act or the Regulations thereunder, or any other applicable law or regulation.

(b)                                 It is the policy of the Corporation that so far as practicable, the holders of its shares shall be persons actively interested in the business of the Corporation. In furtherance of such policy, transfers of all shares of the Corporation are subject to the following restrictions, under which the Corporation, in the events and on the terms herein specified, shall have an irrevocable option to purchase such shares (which right of purchase includes in each case, without specification thereof, the right to nominate a purchaser or purchasers of any or all of such shares), all of which restrictions shall be binding on the shares and the holders thereof from time to time.

(1)                                  No holder of shares shall sell, assign, give, transfer, exchange or otherwise dispose of any shares unless he shall first send by registered mail, addressed to the Secretary of the Corporation at its principal office, written notice of his intention so to do and stating the number of shares to be disposed of and the name and address of the proposed transferee. Thereupon, during the 120-day period from the date of receiving such notice, the Corporation shall have an irrevocable option to purchase, at the price and on the terms hereinafter set forth, any or all of the shares which are the subject of said notice.

(2)                                  In the event of appointment of a guardian pursuant to legal adjudication of mental incompetency or appointment of a trustee in bankruptcy, of any holder of shares, or the sale of any shares upon execution, or in judicial proceedings, or pursuant to foreclosure of a pledge thereof, or any transfer of shares by operation of law, then during the 120-day period from the date of such event, or, in the event of death of a holder of shares, then during the 120-day period from the date of appointment of his executor or administrator, the Corporation shall have an irrevocable option to purchase, at the price and on the terms hereinafter set forth, any or all of such shares.

(3)                                  With respect to any particular option to purchase shares, the Board of Directors shall have the power to determine, at any time during the applicable option period, that the Corporation will not exercise said option with respect to any or all of the shares involved, in which case it shall give notice to that effect in writing to the holder of such shares (such notice to be given by mailing the same by registered mail to the holder at his last address as it appears in the records of the Corporation). Upon giving of such notice, or upon the expiration of the applicable option period, whichever shall first occur, said shares shall be released from that particular option, and any or all of said shares may be sold or otherwise transferred free from that particular option, but only within a period of one year from and after the giving of such notice or the expiration of such applicable option period, as the case may be; except that in the case of an option arising under (a) above, such sale or transfer may be made only to the particular transferee named in the notice provided for in the said subparagraph. Upon such sale or transfer in accordance herewith (or at the end of such one-year period as to any shares not sold or transferred), such shares shall again become subject to the option provisions set forth in this section. Notwithstanding the foregoing provisions, the occurrence, during the option period or during any such one-year period, of any other event specified in this section as an event giving rise to an option, shall give rise to a new option in accordance herewith.

(4)                                  Upon the exercise of any option hereinabove provided for, the purchase price of the shares involved shall be paid by the purchaser upon such reasonable terms and at such times as the parties shall determine; provided, that, if the parties do not otherwise agree, such purchase shall be made for cash at the principal office of the Corporation at such time and on such date prior to the expiration of the option period as shall be fixed in a written notice from the purchaser to the holder of the shares stating that the option is being exercised and the number of shares to be purchased. Such notice shall be accompanied by a certified copy of the resolution of the Board of Directors of the Corporation authorizing the exercise of said option on behalf of the Corporation or nominating a purchaser or purchasers of such shares. At the time and place specified in such notice, the holder of the shares involved shall surrender the certificate therefor to the purchaser, duly endorsed. From and after the date so specified, unless the purchaser shall be in default in respect of payment of the purchase price upon surrender of such certificate, all rights of the holder of such shares by reason of the ownership thereof shall cease, and such holder shall have no interest in or claim against the Corporation with respect to said shares except only the right to receive from the purchaser the purchase price thereof upon surrender of the certificate therefor.

(5)                                  For the purposes of the option rights hereinabove provided for, the option price to be paid for the shares involved shall be the book value thereof, determined as of the end of the month preceding the month in which the 120-day option period in question begins. Book value shall be determined in accordance with, and shall have the meaning given to it under generally accepted accounting practice but shall, in any event, be determined in a manner consistent with the method employed by the Corporation in keeping its books and accounts, excluding from assets any value for goodwill or other like intangibles. In the event of dispute, the book value determined by the Corporation’s independent auditors and certified in writing to the Corporation and to the holder of the shares involved shall be final and binding upon all persons concerned.

(6)                                  The Corporation shall decline to make any transfer of shares on its records unless and until there shall have been compliance with the foregoing applicable requirements.

AMENDMENTS

Section 35.

These Regulations may be altered, changed or amended in any respect or superseded by new Regulations in whole or in part, by the affirmative vote of the holders of record of shares entitling them to exercise a majority of the voting power of the Corporation at an annual or special meeting called for such purpose or without a meeting by the written consent of the holders of record of shares entitling them to exercise two-thirds of the voting power with respect thereto. In case of adoption of any Regulation or amendment by such written consent, the Secretary shall enter the same in the corporate records and mail a copy thereof to each shareholder who would have been entitled to vote thereon and did not participate in the adoption thereof.